[Ernst & Young LLP Letterhead]









EXHIBIT 16 to FORM 8-K




May 25, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read Item 4 of Form 8-K dated May 24, 2004, of CFS Bancorp, Inc. and are in agreement with the statements contained in paragraphs 1 through 5 on pages 2 and 3 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                        /s/ Ernst & Young LLP